Exhibit 23.1

Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-83124, 333-142705, 333-203801, 333-207413, 333-224691, 333-237414 and 333-239236) on Form S-8 and the registration statements (Nos. 333-55404, 333-232928 and 333-235445) on Form S-3 of our report dated February 24, 2022, with respect to the consolidated financial statements and financial statement schedule II of Occidental Petroleum Corporation and the effectiveness of internal control over financial reporting.

/s/ KPMG LLP

Houston, Texas
February 24, 2022